UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2012 (November 30, 2012)

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-53945 (Commission File Number)	26-2875286 (IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item       8.01        Other Events.

On November 30, 2012, Inland Diversified Real Estate Trust, Inc., a Maryland corporation (the “Company”), KeyBank National Association, as administrative agent for itself and any other entity that may from time to time become a party thereto as a lender, KeyBanc Capital Markets, as sole lead arranger, RBS Citizens, N.A. d/b/a Charter One, as syndication agent and PNC Bank National Association, as documentation agent (collectively, the “Lenders”), executed a First Amendment (the “First Amendment”) to their First Amended and Restated Credit Agreement dated November 1, 2012 and filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, as filed by the Company with the Securities and Exchange Commission on November 7, 2012 (the “Credit Agreement”).  The Company and the Lenders entered into the First Amendment to remove a provision of the Credit Agreement related to an interest rate floor in the definition of “LIBOR Base Rate” in Article I of the Credit Agreement. The First Amendment amends the definition of “LIBOR Base Rate” in Article I of the Credit Agreement, retroactive to November 1, 2012, by deleting the words, “and provided further that, in no event shall the LIBOR Base Rate be less than one percent (1.00%) per annum,” from the end of the definition. No other provisions of the Credit Agreement were amended by the First Amendment. As amended by the First Amendment the complete definition of “LIBOR Base Rate” in Article I of the Credit Agreement reads as follows:

“LIBOR Base Rate” means, the average rate (rounded upwards to the nearest 1/16th) with respect to a LIBOR Advance for the relevant LIBOR Interest Period, the applicable British Bankers’ Association LIBOR rate for deposits in U.S. dollars as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such LIBOR Interest Period, and having a maturity equal to such LIBOR Interest Period, provided that, if no such British Bankers’ Association LIBOR rate is available to the Administrative Agent, the applicable LIBOR Base Rate for the relevant LIBOR Interest Period shall instead be the rate determined by the Administrative Agent to be the rate at which KeyBank or one of its Affiliate banks offers to place deposits in U.S. dollars with first class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such LIBOR Interest Period, in the approximate amount of KeyBank’s relevant LIBOR Loan and having a maturity equal to such LIBOR Interest Period.”

The First Amendment is attached as Exhibit 10.1 to this current report and incorporated into this Item 8.01 by reference.

Item       9.01        Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1

First Amendment to First Amended and Restated Credit Agreement, dated as of November 30, 2012, by and among Inland Diversified Real Estate Trust, Inc., KeyBank National Association, individually and as administrative agent for lenders under the First Amended and Restated Credit Agreement, and other entities that may from time to time become parties thereto, as lenders

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

Date: December 5, 2012	By:	/s/ Steven T. Hippel
	Name:	Steven T. Hippel
	Title	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

First Amendment to First Amended and Restated Credit Agreement, dated as of November 30, 2012, by and among Inland Diversified Real Estate Trust, Inc., KeyBank National Association, individually and as administrative agent for lenders under the First Amended and Restated Credit Agreement, and other entities that may from time to time become parties thereto, as lenders